Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of VAALCO Energy, Inc. on Form S-8 of our report dated March 30, 2004, appearing in the Annual Report on Form 10-KSB of VAALCO Energy, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Houston, Texas

April 12, 2004